UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 McKinney Street, Suite 2300

Houston, Texas 77010

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 12, 2024, MRC Global Inc. (the “Company”) entered into a Fifth Amended and Restated Loan, Security and Guarantee Agreement (the “ABL Agreement”) by and among the Company, as a guarantor, certain subsidiaries of the Company, as borrowers and guarantors, lenders and Bank of America, N.A. as administrative agent, security trustee and collateral agent.

Amended and Restated Global ABL Facility

Pursuant to the ABL Agreement, the Company amended and restated its existing ABL credit agreement to provide for a multi-currency, global, asset-based revolving credit facility with a maximum borrowing amount of $750.0 million (the “Global ABL Facility”), the aggregate commitments of which are allocated to jurisdiction-specific tranches (the “Facilities”) as follows with various subsidiaries of the Company as borrowers:

•

a $705.0 million U.S. tranche with a $30.0 million sub-limit for Canadian borrowings (the “U.S./Canadian Facility”), with certain of the Company’s U.S. subsidiaries, as the initial U.S. borrowers (collectively, the “U.S. Borrowers”), and MRC Global (Canada) ULC, as the initial Canadian borrower (the “Canadian Borrower”), available in U.S. dollars, with respect to U.S. borrowers, and Canadian Dollars and U.S. dollars, with respect to Canadian borrowers;

•	a $7.5 million U.K. tranche, with MRC Global (UK) Limited, as the initial U.K. borrower, available in British pounds sterling, U.S. dollars and Euros;

•	a $10.0 million Australian tranche, with MRC Global Australia Pty Ltd, as the initial Australian borrower, available in Australian dollars, British pounds sterling, U.S. dollars and Euros;

•	a $10.5 million Dutch tranche, with MRC Global (Netherlands) B.V., as the initial Dutch borrower, available in U.S. dollars and Euros;

•	a $5.0 million Belgian tranche, with MRC Global (Belgium) NV, as the initial Belgian borrower, available in U.S. dollars and Euros; and

•	a $12.0 million Norwegian tranche, with MRC Global Norway AS, as the initial Norwegian borrower, available in British pounds sterling, U.S. dollars, Euros and Norwegian kroner.

Each of the facilities includes sub-limits for letters of credit and swingline loans. In this Form 8-K, the terms

•	“ABL Borrowers” means all of the borrowers under the facilities described above;

•	“Foreign Borrowers” means all of the ABL Borrowers, other than the U.S. Borrowers and the Canadian Borrower; and

•	“Foreign Facilities” means all of the tranches of the Global ABL Facility other than the U.S./Canadian Facility.

The Global ABL Facility allows the addition of other borrowers in the above jurisdictions and also allows for potential future borrowers organized in New Zealand and Singapore.

Accordion. The Global ABL Facility allows for incremental increases of the commitments up to an aggregate of $250.0 million.

Maturity. The scheduled maturity date of the Global ABL Facility is November 12, 2029.

Borrowing Base. With respect to each Facility, advances will be limited to (a) the aggregate commitments under the Facility and (b) the sum of the following for the U.S./Canadian Borrowers or the applicable Foreign Borrower:

•	85% of the book value of eligible accounts receivable; plus

•	for the U.S./Canadian Facility only:

•	90% of the book value of eligible accounts receivable owing by investment grade account debtors in the U.S. and Canada, and

•	100% of eligible pledged cash of the U.S./Canadian Borrowers; plus

•	for all Facilities, the lesser of:

•	70% of the net book value of eligible inventory (adding back the LIFO reserve with respect to the U.S./Canadian Facility); and

•	85% of the appraised net orderly liquidation value of eligible inventory (net of current monthly shrinkage reserve calculated in accordance with GAAP and valued at cost);

minus certain reserves.

Each Foreign Borrower has a separate stand-alone Borrowing Base that limits the Foreign Borrower’s ability to borrow under its respective Facility, subject to an exception allowing the Foreign Borrowers to utilize excess availability under the U.S./Canadian Facility to borrow amounts in excess of their respective borrowing bases, which utilization will reduce excess availability under the U.S./Canadian Facility dollar for dollar.

Guarantees. Obligations of the U.S. Borrowers under the Global ABL Facility are guaranteed by the Company, each of the U.S. Borrowers, each of the Canadian Borrowers, certain of the wholly owned material U.S. subsidiaries of the U.S. Borrowers from time to time party to the ABL Agreement (the “U.S. Guarantors”) and certain of the wholly owned Canadian subsidiaries of the Company from time to time party to the ABL Agreement (the “Canadian Guarantors”). The obligations of the Foreign Borrowers under the Global ABL Facility are guaranteed by the U.S. Borrowers, the U.S. Guarantors and, subject to certain limitations the ABL Agreement more particularly describes, the Foreign Borrowers (collectively, the “ABL Guarantors”).

Security. Obligations under the U.S./Canadian Facility are primarily secured, subject to certain exceptions, by a first-priority security interest in the accounts receivable, inventory and related assets of the U.S. Borrowers, U.S. Guarantors, the Canadian Borrowers and the Canadian Guarantors. The obligations of any Foreign Borrower are primarily secured, subject to certain exceptions, by a first-priority security interest in the accounts receivable, inventory and related assets of the Foreign Borrowers and the ABL Guarantors and a first-priority pledge by the Foreign Borrower of the equity interests in its direct, wholly owned restricted subsidiaries incorporated in the relevant borrower jurisdictions and intercompany debt instruments the Foreign Borrower holds. No property of a Foreign Borrower or its subsidiaries (other than the Canadian Borrowers) secures the U.S./Canadian Facility. The security interest in accounts receivable, inventory and related assets of the U.S. Borrowers ranks prior to the security interest in this collateral which secures the Term Loan.

Interest Rates and Fees. Prior to December 1, 2024, the applicable margin for borrowings under the Global ABL Facility will be set at Level II of the definition of “Applicable Margin” under the ABL Agreement as determined by a consolidated fixed charge ratio greater than 1.50 to 1.00 but less than or equal to 2.25 to 1.00, which means that borrowings will bear interest at a rate equal to:

•	in the case of U.S. dollar and euro advances,

•	Term SOFR plus 1.50%,

•	EURIBOR plus 1.50%,

•	for base rate advances in the U.S. or Canada, the U.S. Base Rate (or Canadian Base Rate if in Canada) plus 0.50%, or

•	for base rate advances outside the U.S. and Canada, an applicable Base Rate plus 1.50%;

•	in the case of Nowegian Kroner advances, NIBOR plus 1.50% or the Norwegian Base Rate plus 1.50%;

•	in the case of Canadian dollar advances, Term CORRA plus 1.50% or the Canadian Prime Rate or Canadian Base Rate plus 0.50%;

•	in the case of British pound sterling advances, SONIA plus 1.50%, or the UK Base Rate plus 1.50%; or

•	in the case of Australian dollar advances, the Australian Bank Bill Rate plus 1.50% or the Australian Base Rate plus 1.50%.

On and after December 1, 2024 as of the end of the fiscal quarter that most recently ended, the applicable margins will be subject to a 0.25% step-down to Level III of the definition of “Applicable Margin” under the ABL Agreement as determined by a consolidated fixed charge ratio greater than 2.25 to 1.00 or a 0.25% step-up to Level I of the definition of “Applicable Margin” under the ABL Agreement as determined by a consolidated fixed charge ratio less than or equal to 1.50 to 1.00.

In addition to paying interest on outstanding principal under the Global ABL Facility, the ABL Borrowers are required to pay a commitment fee in respect of unutilized commitments, which is equal to 0.375% per annum for each Facility (or 0.25% per annum if utilization of a Facility exceeds 35% of the aggregate commitments under the Facility).

Voluntary Prepayment. The ABL Borrowers will be able to voluntarily prepay the principal of any advance without penalty or premium at any time in whole or in part, subject to certain breakage costs.

Restrictive Covenants and Other Matters. The Global ABL Facility requires the Company and its restricted subsidiaries, on a consolidated basis, to maintain a fixed charge coverage ratio (defined as the ratio of EBITDA to the sum of cash interest, principal payments on indebtedness, unfinanced capital expenditures and accrued income taxes) of at least 1.0 to 1.0 when excess availability is less than the greater of:

•

10% of the ‘Line Cap’ under the Global ABL Facility (defined as the lesser of (a) the sum of the lower of (i) each Facility’s borrowing base, excluding letter of credit reserves, and (ii) each Facility’s commitments and (b) the aggregate commitments); and

•	$50.0 million.

The Global ABL Facility also contains restrictive covenants (in each case, subject to exclusions) that limit, among other things, the ability of the Company and the restricted subsidiaries (including the ABL Borrowers) to:

•	make investments;

•	prepay certain indebtedness;

•	grant liens;

•	incur additional indebtedness;

•	sell assets;

•	make fundamental changes;

•	enter into transactions with affiliates; and

•	in the case of the Company, to pay dividends.

The covenants are subject to various baskets and materiality thresholds, with many restrictions on the repayment of subordinated indebtedness, restricted payments and investments not being applicable when the ABL Borrowers’ pro forma excess availability exceeds a certain threshold.

The Global ABL Facility contains certain customary representations and warranties, affirmative covenants and events of default, including, among other things, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, judgment defaults, actual or asserted failure of any material guaranty or security document supporting the Global ABL Facility to be in force and effect and change of control. If such an event of default occurs, the Agent under the

Global ABL Facility is entitled to take various actions, including the acceleration of amounts due under the Global ABL Facility, the termination of all revolver commitments and all other actions that a secured creditor is permitted to take following a default.

For a complete description of the terms of the ABL Agreement, see the Fifth Amended and Restated Loan, Security and Guarantee Agreement, dated November 12, 2024, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this item 1.01, and the Notice of Amendment and Confirmation of Intercreditor Agreement, dated November 12, 2024, which has been filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 above and is incorporated by reference.

Item 8.01	Regulation FD Disclosure

On November 12, 2024, the Company issued a press release announcing that it entered into the ABL Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished pursuant to Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Fifth Amended and Restated Loan, Security and Guarantee Agreement, dated as of November 12, 2024, among MRC Global (US) Inc., MRC Global Management Company and MRC Global Services Company LLC, as U.S. Borrowers and Guarantors, MRC Global Inc. and MRC Global Canada Holdings (US) Inc., as guarantors, MRC Global Australia Pty Ltd, as Australian Borrower, MRC Global (Belgium) NV, as Belgian Borrower, MRC Global (Canada) ULC, as Canadian Borrower, MRC Global (Netherlands) B.V., as Dutch Borrower, MRC Global Norway AS, as Norwegian Borrower, MRC Global (UK) Limited, as UK Borrower, the other borrowers from time to time party thereto, certain financial institutions as lenders and Bank of America, N.A., as Administrative Agent, Security Trustee and Collateral Agent and BOFA Securities Inc., as Lead Arranger and Book Manager.

10.2	Notice of Amendment and Confirmation of Intercreditor Agreement, dated November 12, 2024, by and between Bank of America, N.A., in its capacity as administrative agent and collateral agent for the Revolving Credit Lenders under the Revolving Credit Agreement, JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Term Secured Parties, MRC Global Inc. and certain of its subsidiaries.

99.1	Press Release, dated November 12, 2024, by MRC Global Inc.

104	Cover Page Interactive Data File - The cover page XBRL tags from this Current Report on Form 8-K are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2024

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President - Corporate Affairs, General Counsel and Corporate Secretary